UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 05, 2023

InPoint Commercial Real Estate Income, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40833	32-0506267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 826-8228

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share	ICR PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on May 6, 2019, InPoint Commercial Real Estate Income, Inc. (the “Company”), through its wholly owned subsidiary, InPoint JPM Loan, LLC (the “Loan Subsidiary”), entered into an uncommitted master repurchase agreement (the “JPM Repo Facility”) with JPMorgan Chase Bank, National Association (“JPM”). The JPM Repo Facility initially provided for a maximum facility amount of $150,000,000 and had an initial maturity date of May 6, 2021, which maturity date was subsequently extended to May 6, 2023. In connection with the JPM Repo Facility, the Company entered into a guarantee agreement with JPM (the “Guarantee Agreement”), under which the Company agreed to guarantee certain obligations of the Loan Subsidiary under the JPM Repo Facility and to comply with certain financial covenants, including a covenant to maintain a ratio of earnings before interest, taxes, depreciation, and amortization to preferred dividends plus interest expense (the “Fixed Charges”) of 150% or greater on a trailing four-quarter basis.

On May 5, 2023, the Company, through the Loan Subsidiary, entered into an amendment to the JPM Repo Facility (the “JPM Repo Facility Amendment”) to (i) extend the maturity date of the JPM Repo Facility to May 6, 2026, with the option to extend the maturity date further to May 6, 2028 subject to two optional one-year extensions, and (ii) increase the maximum facility amount to $526,076,160 (the “Amended Maximum Facility Amount”).

In connection with the JPM Repo Facility Amendment, the Company also entered into an amendment to the Guarantee Agreement (the “Guarantee Amendment” together with the JPM Repo Facility Amendment, the “Amendments”) to (a) exclude preferred distributions paid to holders of the Company’s 6.75% Series A Cumulative Redeemable Preferred Stock from the calculation of the Fixed Charges and (b) amend the definition of “Liquidity” to include the Company’s liquidity lines with Inland Real Estate Investment Corporation and Sound Point Capital Management, LP.

The descriptions set forth above are qualified in their entirety by reference to the JPM Repo Facility Amendment and the Guarantee Amendment, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, the full text of each of which is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 2 to Uncommitted Master Repurchase Agreement, dated as of May 5, 2023, by and between JPMorgan Chase Bank, National Association and InPoint JPM Loan, LLC.

10.2	Amendment No. 1 to Guarantee Agreement, dated as of May 5, 2023, by InPoint Commercial Real Estate Income, Inc. in favor of JPMorgan Chase Bank, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

Date:	May 8, 2023	By:	/s/ Mitchell A. Sabshon
Mitchell A. Sabshon Chief Executive Officer and Chairman